Exhibit 10.4

                     Capital Contribution and Sale Agreement
                                 By and Between
                           Aden Enterprises, Inc. and
                                MercExchange, LLC


THIS SALE AGREEMENT, (hereinafter the "Agreement") is effective on 30th day of October, 1999 by and between Aden Enterprises, Inc., a California corporation ("Aden" or the "Company"), having a principal place of business at 13314 I Street, Omaha, Nebraska 68137 and MercExchange, LLC, ("MercExchange"), a limited liability company under Delaware law, with a principal place of business at 114
N. Alfred Street, Alexandria, VA 22314.


                                    RECITALS

WHEREAS, MercExchange seeks capital contribution and Aden desires to purchase a percentage of the membership units of MercExchange subject to the terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the parties hereby agree as follows:


                                    ARTICLE I
                                    AGREEMENT

Aden hereby purchases 10% (ten percent) ownership of MercExchange in consideration of two notes in a total amount of $4 million ($4,000,000), said notes payable by wire transfer wherein the first note in the amount of $1 million ($1,000,000) shall be due and paid within thirty (30) days of the effective date of this Agreement, and the second note in the amount of $3 million ($3,000,000) shall be due and paid within one hundred twenty (120) days of the effective date of this Agreement. MercExchange hereby also grants an option to Aden to purchase an additional 5% of MercExchange for $3 million ($3,000,000) within two years of the effective date of this Agreement.


                                   ARTICLE II
                                OTHER PROVISIONS

2.1 Termination for Cause. If Aden shall materially breach any of its obligations pursuant to this Agreement and shall fail to adequately correct such breach within two (2) months from the effective date of the first written notice to Aden, MercExchange may terminate this Agreement pursuant to this Article by written notice. The termination of the agreement shall immediately cause the membership interest and option in MercExchange to revert to MercExchange with no further step or action at law or equity required by MercExchange.

2.2 No Joint Venture. The relationship between the parties shall be limited to the performance of their respective obligations as set forth in this Agreement. Nothing in this Agreement shall be construed to create a partnership or joint venture between the parties or to authorize either party to act as general agent for the other party, or to permit either party to bind or otherwise bind the other party. No party shall be liable for any of the actions, omissions, or indebtedness of the other party.

2.3 Assignability. Except as otherwise provided herein, the rights granted by each party to the other in this Agreement are personal to each party and may not be assigned, sub-licensed or otherwise transferred by one party without the prior written consent of the other party.

2.4 No Implied License. Nothing contained in this Agreement shall be construed as granting by implication, estoppel or otherwise, any licenses, warranties


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(implied in fact or law) or rights other than those expressly granted herein, or creating any obligation other than those expressly granted herein.

2.5 No Indemnification. MercExchange does not indemnify, warrant or otherwise guarantee or hold harmless Aden from enforcement and/or legal action brought by any Third Party.

2.6 Notification. The parties shall notify each other in writing at the following address which may be amended from time to time upon written notification:

         MercExchange:

                  Thomas G. Woolston
                  Managing Member
                  MercExchange, LLC
                  114 N. Alfred Street
                  Alexandria, VA 22314

         Aden:
                  Michael S. Luther
                  Aden Enterprises, Inc.
                  13314 I Street
                  Omaha, NE 68137

2.7 Controlling Law. This Agreement shall be construed and enforced in accordance with, and shall be governed by the laws of the Commonwealth of Virginia without giving effect to the provision, policies, or principles thereof relating to choice or conflict of laws.

2.8 Severability. Any provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

2.9 Waiver. The failure of any party to enforce any of the provision of this Agreement, or of any rights with respect thereto, shall not be considered a waiver thereof or in any way affect the validity of this Agreement. The failure by any party hereto to enforce any of said provisions, rights or elections shall not prejudice said party from later enforcing or exercising the same or any other provisions, rights, of elections which it may have under this Agreement.

2.10 Integration. This Agreement contains the entire and only understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreement and understandings, whether oral or written, with respect thereto. No modification or wavier of this Agreement or any of its provisions shall be binding unless in writing and signed by a duly authorized representative of each of the parties hereto.

2.11 Bankruptcy or liquidation. The membership interest and option granted hereunder shall immediately revert to MercExchange if the Company seeks protection under the Bankruptcy laws or is subject to liquidation under the laws of the United States.

2.12 Non-refundable. Any payments made hereunder by Aden to MercExchange are non-refundable.

2.13 Headings. Headings and section titles are for organization purposes only and shall have no effect on the interpretation of this Agreement.

2.14 Remedy for Breach. If the Company materially breaches any condition of this Agreement and does not cure said breach within 60 days of notice of material breach, then all membership units and option in MercExchange shall immediately revert to MercExchange, or its lawful successor in interest.



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2.15  Counterparts.  This  Agreement  shall be binding to all parties and may be executed in part by facsimile.


This Agreement is entered into the date and year first above written.

                                                     Aden Enterprises, Inc.



                                                    By /s/ Michael S. Luther
                                                    Michael S. Luther
                                                    President& Chief Executive
                                                    Officer

                                                    MercExchange, LLC



                                                    By /s/ Thomas G. Woolston
                                                    Thomas G. Woolston
                                                    Managing Member